UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 North Rapids Road, Manitowoc, WI		54221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 13, 2016, County Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing, among other things, the completion on May 13, 2016, of its acquisition of Fox River Valley Bancorp, Inc. (“Fox River Valley”) for aggregate consideration of $28.9 million, paid approximately 50% in cash and 50% in shares of the Company’s common stock.  This Amendment No. 1 to Form 8-K is being filed to amend the Company’s Current Report on Form 8-K filed on May 13, 2016, to provide the financial statements and pro forma financial information required under Items 9.01(a) and 9.01(b) of Form 8-K in connection with the completion of the merger. Such financial information was excluded from the initial filing in reliance on Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Form 8-K filed on May 13, 2016.

Item 9.01. Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired

The audited condensed financial statements of Fox River Valley as of and for the year ended December 31, 2015 are attached hereto as Exhibit 99.2.

(b)Pro Forma Financial Information

The pro forma financial information as of and for the year ended December 31, 2015 is attached hereto as Exhibit 99.3.  The pro forma data is presented for comparative purposes only and is not necessarily indicative of the future financial position or results of operations of the combined company.

(d)Exhibits.

Exhibit No.Description

23.1	Consent of Wipfli LLP.
99.1	Independent Auditors’ Report for Fox River Valley Bancorp, Inc. and Subsidiaries.
99.2	The audited financial statements and related notes of Fox River Valley Bancorp, Inc. and Subsidiaries as of December 31, 2015 and the year ended December 31, 2015.
99.3	The pro forma financial information as of and for the year ended December 31, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

County Bancorp, Inc.

Date: July 25, 2016	By:	/s/ Mark A. Miller
Mark A. Miller
Secretary